Exhibit 10.5

ADDENDUM TO EMPLOYMENT AGREEMENT

THIS ADDENDUM TO EMPLOYMENT AGREEMENT (this “Addendum”) is dated as of August 1, 2023, by and among Floor and Decor Outlets of America, Inc., a Delaware corporation (the “Operating Company”), Floor & Decor Holdings, Inc., a Delaware corporation (“Holdings” and, together with the Operating Company, the “Company”), and Bryan Langley, the undersigned individual (“Executive”), and is intended to modify the Employment Agreement, dated as of February 23, 2023 (the “Employment Agreement”), by and between the Company and Executive. Any capitalized term not defined herein will have the meaning ascribed to such term in the Employment Agreement.
The Company and Executive desire to amend the non-solicitation provisions of the Employment Agreement to reflect changes in applicable law or other relevant guidance, as set forth below.
1.The Employment Agreement shall be amended to replace the entirety of Section 6(g) thereof with the following:
“Non-Solicitation of Employees. Executive shall not, during the Restricted Period (whether on Executive’s own behalf or on behalf of some other Person) and in the Competitive Area, Georgia, or any state in which the Company conducts business in the United States, (a) directly or indirectly solicit or attempt to hire any individual who is at that time an employee, independent contractor or other agent of the Company or any of its affiliates or (b) induce or encourage any employee, independent contractor or other agent of the Company or any of its affiliates to terminate or materially reduce, as applicable, his employment or other business relationship or affiliation with the Company or any of its affiliates. This provision is limited to those employees, independent contractors, or agents with whom Executive had material contact during the one-year period before Executive’s date of termination or about which Executive possesses Confidential Information.”
Additionally, Executive hereby acknowledges and agrees that “Good Reason” under the Employment Agreement has not occurred prior to or as a result of this Addendum. Except as expressly hereby amended, the Employment Agreement will remain in full force and effect in accordance with the terms thereof. To the extent a conflict arises between the terms of the Employment Agreement and this Addendum, the terms of this Addendum will prevail.

EXECUTIVE

By:	/s/ Bryan Langley
Name:	Bryan Langley

FLOOR AND DECOR OUTLETS OF AMERICA, INC.

By:	/s/ Thomas V. Taylor
Name:	Thomas V. Taylor
Title:	CEO

FLOOR & DECOR HOLDINGS, INC.

By:	/s/ Thomas V. Taylor
Name:	Thomas V. Taylor
Title:	CEO

[Signature Page to Addendum to Employment Agreement – August 2023]